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                                                                    Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of deCODE genetics, Inc. ("deCODE") of our report dated March 9, 2001 relating to the financial statements and financial statement schedules, which appears in deCODE's Annual Report on Form 10-K/A for the year ended December 31, 2000. We also consent to the references to us under the headings "Experts" and "deCODE Selected Historical Consolidated Financial Data" in such Registration Statement.



/s/ PricewaterhouseCoopers ehf.
PricewaterhouseCoopers ehf.

Reykjavik, Iceland
January 31, 2002